Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Third Quarter Fiscal 2016 Results of Operations

Highlights

•	Korn Ferry reports record fee revenue. Fee revenue was $344.2 million on a U.S. GAAP basis and $350.1 million on an adjusted basis (includes $5.9 million in deferred revenue adjustment related to the Hay Group acquisition).

•	Excluding legacy Hay Group, fee revenue was $272.3 million, an increase of 14.0% on a constant currency basis (9.1% at actual exchange rates) from Q3 FY’15. The increase was driven by continued strong performance in the North America region of Executive Recruitment (20.9% on a constant currency basis) and the Futurestep segment (23.7% on a constant currency basis).

•	Legacy Hay Group produced an Adjusted EBITDA margin of 11.0% on a standalone basis. Combined with the legacy Leadership & Talent Consulting segment, the new combined Hay Group segment produced an Adjusted EBITDA margin of 15.6% in Q3 FY’16. Korn Ferry consolidated Adjusted EBITDA margin was 13.6% in Q3 FY’16.

•	Q3 FY’16 diluted loss per share was $0.30. Adjusted diluted earnings per share was $0.52 in Q3 FY’16, excluding $58.3 million of restructuring charges, integration/acquisition and separation costs, and a deferred revenue adjustment related to the Hay Group acquisition, compared to diluted earnings per share of $0.46 in Q3 FY’15.

•	The Company declared a quarterly dividend of $0.10 per share on March 8, 2016, payable on April 15, 2016 to stockholders of record on March 25, 2016.

Los Angeles, CA, March 9, 2016 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced third quarter fee revenue of $344.2 million and adjusted diluted earnings per share of $0.52, excluding $58.3 million of items described above. On a GAAP basis, diluted loss per share was $0.30 in the three months ended January 31, 2016.

“Despite the threat of economic contagion at the beginning of this calendar year, I am pleased to report 14% year over year growth in fee revenue at constant currency in our third fiscal quarter – excluding the legacy Hay Group business. Combined, adjusted fee revenue for the quarter was $350 million,” said Gary D. Burnison, CEO, Korn Ferry.

“We have successfully completed the initial synergy phase of our combination with Hay Group, which is partially reflected in the new combined Hay Group segment Adjusted EBITDA margin of 15.6% in the quarter. Over the last few weeks, we have launched phase two of our Hay Group unification, which incorporates growth areas such as the expansion of our intellectual property, solutions and offerings. Our intent is to substantially complete the last phase of our integration activities by July 31, 2016, which will be eight months from the closing date of the transaction.

“After a short 90 days with Hay Group, I am more confident than ever that we are creating the preeminent global people and organizational advisory firm,” Burnison added.

Hay Group Integration

The acquisition of Hay Group was completed on December 1, 2015. In the seasonally weaker months of December and January, legacy Hay Group generated approximately $77.8 million of adjusted fee revenue, or $71.9 million, excluding the deferred revenue adjustment of $5.9 million related to the acquisition. Also, in the third quarter, we completed a number of restructuring actions targeted at improving the Hay Group’s cost base through the elimination of redundant positions and, to a lesser extent, the consolidation of a number of offices. These actions resulted in charges of $30.6 million and due to the timing, savings were only partially realized in the quarter and resulted in an Adjusted EBITDA margin of 11% for legacy Hay Group. When combined with the legacy Leadership & Talent Consulting segment, Adjusted EBITDA margin was 15.6%.

In the fourth quarter of FY’16, we estimate that legacy Hay Group will generate approximately $115 million to $119 million of adjusted fee revenue with an Adjusted EBITDA margin of 12% to 13%(1) as the business continues to benefit from the third quarter restructuring actions. When combined with our legacy Leadership & Talent Consulting business, the FY’16 fourth quarter Adjusted EBITDA margin for the new Hay Group segment is expected to range from 15.5% to 16%. Exiting the fourth quarter of FY’16, we expect the new Hay Group segment to realize the full benefit of the third quarter restructuring actions at which point, the Adjusted EBITDA margin is estimated to be 16% to 17%. These estimates are subject to the assumptions set forth in the “Outlook” section below.

The integration of Hay Group is an on-going effort and will include the future additional consolidation of office space and the elimination of other redundant operational and general and administrative expenses. We expect the majority of these restructuring actions to take place in the first quarter of FY’17. We estimate the cost of these actions to be in the range of $20 million to $26 million, resulting in incremental annualized savings of approximately $17 million to $23 million, of which approximately $15 million to $20 million expected to be realized by the new Hay Group segment.

(1)

	Q4 FY’16 Legacy Hay Group Adjusted EBITDA Margin and EBITDA Margin
	Low	High
Legacy Hay Group Adjusted EBITDA margin	12.0%	13.0%
Legacy Hay Group deferred revenue adjustment	(5.2)	(4.9)
Integration/acquisition costs	(7.2)	(5.1)
Restructuring costs	(1.7)	(0.8)
Retention bonuses	(3.6)	(3.3)

Hay Group EBITDA Margin	(5.7)%	(1.1)%

Selected Financial Results

(dollars in millions, except per share amounts)

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$344.2	$249.5	$892.2	$756.4
Total revenue	$358.9	$258.9	$929.6	$783.9
Operating (loss) income	$(14.1)	$32.9	$47.8	$85.9
Operating margin	(4.1)%	13.2%	5.4%	11.4%
Net (loss) income	$(16.0)	$23.0	$25.1	$62.9
Basic (loss) earnings per share	$(0.30)	$0.46	$0.49	$1.27
Diluted (loss) earnings per share	$(0.30)	$0.46	$0.48	$1.25

EBITDA Results (a):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$(10.6)	$39.1	$64.4	$111.1
EBITDA margin	(3.1)%	15.7%	7.2%	14.7%

Adjusted Results (b):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$350.1	$249.5	$898.1	$756.4
EBITDA (a)	$47.7	$39.1	$135.4	$121.0
EBITDA margin (a)	13.6%	15.7%	15.1%	16.0%
Net income	$28.8	$23.0	$78.1	$69.9
Basic earnings per share	$0.53	$0.46	$1.51	$1.41
Diluted earnings per share	$0.52	$0.46	$1.50	$1.39

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (recoveries), net, integration/acquisition costs, and includes the deferred revenue adjustment related to the Hay Group acquisition and separation costs. EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(b)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Deferred revenue adjustment related to the Hay Group acquisition	$5.9	$—	$5.9	$—

Restructuring charges (recoveries), net	$30.6	$(0.4)	$30.6	$9.5
Integration/acquisition costs	$21.1	$0.4	$33.8	$0.4
Separation costs	$0.7	$—	$0.7	$—

Adjusted fee revenue was $350.1 million in Q3 FY’16 (including $5.9 million in deferred revenue adjustment related to the Hay Group acquisition), $344.2 million on a U.S. GAAP basis. Excluding fee revenue related to the Hay Group acquisition, fee revenue was $272.3 million, an increase of $34.9 million, or 14.0%, on a constant currency basis ($22.8 million, or 9.1%, at actual exchange rates) from Q3 FY’15. The increase was primarily due to increases in fee revenue in the North America region of Executive Recruitment and the Futurestep segment, as well as from Pivot Leadership which was acquired on March 1, 2015.

Compensation and benefit expenses were $242.4 million in Q3 FY’16, an increase of $77.7 million, or 47.2%, compared to the year-ago quarter. The increase was primarily driven by the acquisition of

Hay Group which contributed $50.9 million in compensation and benefit expenses in Q3 FY’16. The rest of the change is primarily due to integration/acquisition costs of $11.9 million related to the Hay Group acquisition and higher salaries and related payroll taxes of $11.4 million due to a 13.1% increase in the average headcount (excluding legacy Hay Group) in Q3 FY’16 compared to Q3 FY’15.

General and administrative expenses were $57.4 million in Q3 FY’16, an increase of $20.6 million compared to Q3 FY’15. The increase was primarily driven by the acquisition of Hay Group which contributed $12.3 million in general and administrative expenses in Q3 FY’16. The rest of the change was driven by integration/acquisition costs of $9.2 million related to the Hay acquisition that were incurred in Q3 FY’16.

In addition to the previously discussed restructuring charges, during the quarter, the Company spent $21.1 million on integration/acquisition costs, which included legal and professional fees associated with the close of transaction and the integration of the operations of Hay Group.

Adjusted EBITDA was $47.7 million in Q3 FY’16, an increase of $8.6 million, or 22.0%, compared to Q3 FY’15. Adjusted EBITDA margin was 13.6% in Q3 FY’16 and 15.7% in Q3 FY’15. Excluding Adjusted EBITDA of $8.6 million for the legacy Hay acquisition, Adjusted EBITDA was flat compared to the year-ago quarter. The market movements in our marketable securities, CSV of COLI and deferred compensation negatively impacted our Adjusted EBITDA by $3.3 million or 100 basis points in the three months ended January 31, 2016.

On a GAAP basis, operating loss was $14.1 million in Q3 FY’16, compared to operating income of $32.9 million in Q3 FY’15, resulting in an operating margin of (4.1)% in Q3 FY’16 compared to 13.2% in the year-ago quarter. The decrease in operating income was due to $52.4 million of restructuring charges, integration/acquisition costs and separation costs.

Balance Sheet and Liquidity

Cash and marketable securities were $343.3 million at January 31, 2016, compared to $525.4 million at April 30, 2015. Cash and marketable securities decreased by $182.1 million from April 30, 2015, primarily due to the payment of the cash consideration for the acquisition of Hay Group on December 1, 2015, Q1 FY’16 payments of FY’15 annual bonuses and $16.1 million in dividend payments made to stockholders during the year, partially offset by $150 million in cash borrowed from the Company’s term loan facility and cash provided by operating activities. Net of amounts held in trust for deferred compensation plans and accrued bonuses, cash and marketable securities were $80.9 million and $235.6 million at January 31, 2016 and April 30, 2015, respectively. As of January 31, 2016 and April 30, 2015, we held $104.9 million and $143.4 million, respectively, of cash and cash equivalents in foreign locations, net of amounts held in trust for deferred compensation plans and bonuses.

The Company declared a quarterly dividend of $0.10 per share on March 8, 2016, payable on April 15, 2016 to stockholders of record on March 25, 2016.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$154.6	$143.4	$463.2	$440.8
Total revenue	$159.6	$149.0	$479.1	$457.6
Operating income	$34.6	$33.6	$108.7	$87.7
Operating margin	22.4%	23.4%	23.5%	19.9%

Ending number of consultants	492	444	492	444
Average number of consultants	493	442	472	438
Engagements billed	2,975	3,050	6,440	6,458
New engagements (a)	1,302	1,260	4,054	3,783

EBITDA Results (b):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$35.7	$35.2	$113.2	$93.6
EBITDA margin	23.0%	24.5%	24.4%	21.2%

Adjusted Results (c):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA (b)	$43.0	$35.1	$120.5	$99.0
EBITDA margin (b)	27.7%	24.4%	26.0%	22.4%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Restructuring charges (recoveries), net	$7.3	$(0.1)	$7.3	$5.4

Executive Recruitment

Fee revenue was $154.6 million in Q3 FY’16, an increase of $11.2 million, or 7.8% ($18.3 million, or 12.8% on a constant currency basis), compared to Q3 FY’15. The overall increase in fee revenue was primarily attributable to a 10.6% increase in the weighted-average fees billed per engagement in Q3 FY’16 compared to Q3 FY’15. On a constant currency basis, all regions, with the exception of Asia Pacific, experienced year-over-year growth with North America at 20.9%, South America at 9.1%, and EMEA at 4.6%.

Adjusted EBITDA was $43.0 million and $35.1 million during Q3 FY’16 and Q3 FY’15, respectively. The increase in Adjusted EBITDA was driven by higher fee revenue and decreases in general and administrative expenses, partially offset by increases in compensation and benefit expenses due to higher salaries and related payroll taxes and an increase in performance related bonus expense in Q3 FY’16 compared to Q3 FY’15. The decrease in general and administrative expenses was due to lower legal and professional fees in Q3 FY’16 compared to the year-ago quarter.

Operating income was $34.6 million in Q3 FY’16, an increase of $1.0 million, or 3.0%, compared to Q3 FY’15, resulting in operating margin of 22.4% in Q3 FY’16 compared to 23.4% in Q3 FY’15. Operating income was impacted by all of the above items as well as restructuring charges of $7.3 million incurred in Q3 FY’16 compared to restructuring recoveries of $0.1 million in Q3 FY’15.

Selected Hay Group Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$140.6	$64.4	$283.4	$194.3
Total revenue	$146.1	$66.0	$293.5	$199.9
Operating (loss) income	$(21.6)	$8.6	$(6.3)	$19.8
Operating margin	(15.3)%	13.3%	(2.2)%	10.2%

Ending number of consultants (a)	183	140	183	140
Staff utilization (b)	62%	65%	65%	70%

EBITDA Results (c):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$(14.7)	$11.7	$7.0	$29.5
EBITDA margin	(10.5)%	18.3%	2.5%	15.2%

Adjusted Results (d):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$146.5	$64.4	$289.3	$194.3
EBITDA (c)	$22.8	$11.7	$48.2	$32.3
EBITDA margin (c)	15.6%	18.3%	16.7%	16.6%

(a)	Represents number of employees originating consulting services in legacy Leadership & Talent Consulting. We are in process of mapping legacy Hay Group personnel to our existing job categories and will include them in future periods upon completion of the mapping.
(b)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Deferred revenue adjustment related to the Hay Group acquisition	$5.9	$—	$5.9	$—

Restructuring charges, net	$23.2	$—	$23.2	$2.8
Integration/acquisition costs	$8.4	$—	$12.1	$—

Hay Group

Fee revenue was $146.5 million on an adjusted basis, $140.6 million on a U.S. GAAP basis in Q3 FY’16, an increase of $76.2 million on a U.S GAAP basis from the year-ago quarter. The acquisition of Hay Group contributed $77.8 million in fee revenue on an adjusted basis, $71.9 million on a U.S. GAAP basis in Q3 FY’16. The rest of the change is primarily attributed to $4.9 million of fee revenue from Pivot Leadership.

Adjusted EBITDA was $22.8 million during Q3 FY’16, an increase of $11.1 million, or 94.9%, compared to Q3 FY’15. Adjusted EBITDA margin was 15.6% in Q3 FY’16 and 18.3% in Q3 FY’15. The decrease in Adjusted EBITDA margin was due to the inclusion of legacy Hay Group results, which generated an Adjusted EBITDA margin of 11.0%.

Operating loss was $21.6 million in Q3 FY’16, compared to operating income of $8.6 million in Q3 FY’15, resulting in an operating margin of (15.3)% in the current quarter compared to 13.3% in the year-ago quarter. The decrease in operating income was due to $31.6 million of restructuring charges and integration/acquisition costs.

Selected Futurestep Data

(dollars in millions)

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$49.0	$41.7	$145.6	$121.3
Total revenue	$53.2	$43.9	$157.0	$126.4
Operating income	$6.6	$5.8	$19.7	$14.4
Operating margin	13.5%	13.8%	13.5%	11.8%

Engagements billed (a)	824	743	1,718	1,532
New engagements (b)	435	373	1,366	1,150

EBITDA Results (c):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$7.3	$6.3	$21.6	$15.8
EBITDA margin	14.9%	14.9%	14.8%	13.0%

Adjusted Results (d):	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA (c)	$7.3	$6.0	$21.6	$16.9
EBITDA margin (c)	14.9%	14.3%	14.8%	13.9%

(a)	Represents search engagements billed.
(b)	Represents new search engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Restructuring charges (recoveries), net	$—	$(0.3)	$—	$1.1

Futurestep

Fee revenue was $49.0 million in Q3 FY’16, an increase of $7.3 million, or 17.5% ($9.9 million, or 23.7% on a constant currency basis), compared to the year-ago quarter. The higher fee revenue was driven by a $5.7 million increase in recruitment process outsourcing in Q3 FY’16 compared to Q3 FY’15. The rest of the increase was due to higher fee revenue of $2.0 million in professional search due to a 10.9% increase in engagements billed in Q3 FY’16 compared to Q3 FY’15.

Adjusted EBITDA was $7.3 million during Q3 FY’16, an increase of $1.3 million, or 21.7%, compared to Q3 FY’15, due primarily to the increase in fee revenue, partially offset by higher compensation and benefit expenses of $4.8 million driven by higher salaries and related payroll taxes as a result of a 34.3% increase in average headcount in Q3 FY’16 compared to the year-ago quarter.

Operating income was $6.6 million in Q3 FY’16, an increase of $0.8 million, compared to Q3 FY’15, resulting in an operating margin of 13.5% in the current quarter compared to 13.8% in the year-ago quarter. Operating income was impacted by the items discussed above.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated adjusted basis:

•	Q4 FY’16 adjusted fee revenue is expected to be in the range of $385 million and $405 million; and

•	Q4 FY’16 adjusted diluted earnings per share is likely to range from $0.50 to $0.58.

On a consolidated basis, measured by U.S. GAAP:

•	Q4 FY’16 fee revenue is expected to be in the range of $379 million and $399 million; and

•	Q4 FY’16 diluted earnings per share is likely to range between $0.11 to $0.26.

	Q4 FY’16 Fee Revenue Outlook(1)			Q4 FY’16 Earnings Per Share Outlook(2)
	Low	High		Low	High
	(in millions)
Korn Ferry consolidated adjusted fee revenue	$385	$405	Adjusted consolidated diluted earnings per share	$0.50	$0.58
Legacy Hay Group deferred revenue adjustment	(6)	(6)	Legacy Hay Group deferred revenue adjustment	(0.07)	(0.07)

Korn Ferry consolidated US GAAP fee revenue	$379	$399	Integration/ acquisition costs	(0.10)	(0.07)

			Restructuring charges	(0.02)	(0.01)
			Retention bonuses	(0.05)	(0.05)
			Venezuela exchange rate	(0.14)	(0.11)
			Tax rate impact	(0.01)	(0.01)

			Consolidated US GAAP diluted earnings per share	$0.11	$0.26

(1)	Korn Ferry consolidated adjusted fee revenue is a non-GAAP financial measure that excludes the deferred revenue adjustment relating to Hay Group.
(2)	Adjusted consolidated diluted earnings per share is a non-GAAP financial measure that excludes the items listed below in the table above.

Additionally, in connection with the recently announced devaluation of the Venezuelan currency, the Company expects to take a non-cash charge of $9 million to $12 million.

Earnings Conference Call Webcast

The earnings conference call will be held today at 7:30 AM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Korn Ferry and our Hay Group and Futurestep divisions. Visit www.kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Hay Group, our ability to recognize the anticipated benefits of the acquisition of Hay Group which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Hay Group, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income, adjusted to exclude restructuring charges, integration/acquisition costs, separation costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, integration/acquisition costs, separation costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for Venezuelan exchange rate and tax rate impact;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, integration/acquisition costs, separation costs and includes the deferred revenue adjustment related to the Hay Group acquisition, and Adjusted EBITDA margin;

•	Legacy Hay Group EBITDA, which is EBITDA (as described above) for legacy Hay Group, and legacy Hay Group Adjusted EBITDA, which is Adjusted EBITDA (as described above) for legacy Hay Group, further adjusted to include the deferred revenue adjustment relating to the Hay Group acquisition;

•	Consolidated adjusted fee revenue, which includes the deferred revenue adjustment relating to the Hay Group acquisition; and

•	Legacy Hay Group adjusted fee revenue, which includes the deferred revenue adjustment relating to the Hay Group acquisition.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of legacy Hay Group results, management believes the presentation of such information provides investors with greater visibility into the impact of the Hay Group acquisition without regard to incremental charges and transaction costs.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2016	2015	2016	2015
	(unaudited)
Fee revenue	$344,158	$249,545	$892,152	$756,435
Reimbursed out-of-pocket engagement expenses	14,721	9,326	37,401	27,478

Total revenue	358,879	258,871	929,553	783,913

Compensation and benefits	242,429	164,802	610,493	508,564
General and administrative expenses	57,395	36,767	139,449	104,280
Reimbursed expenses	14,721	9,326	37,401	27,478
Cost of services	17,494	8,653	38,850	27,824
Depreciation and amortization	10,330	6,814	24,933	20,363
Restructuring charges (recoveries), net	30,577	(418)	30,577	9,468

Total operating expenses	372,946	225,944	881,703	697,977

Operating (loss) income	(14,067)	32,927	47,850	85,936
Other (loss) income, net	(7,092)	(1,478)	(9,812)	3,061
Interest (expense) income, net	(372)	288	(1,215)	(1,426)

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(21,531)	31,737	36,823	87,571
Equity in earnings of unconsolidated subsidiaries	181	778	1,446	1,696
Income tax (benefit) provision	(5,355)	9,576	13,211	26,392

Net (loss) income	$(15,995)	$22,939	$25,058	$62,875

(Loss) earnings per common share:
Basic	$(0.30)	$0.46	$0.49	$1.27

Diluted	$(0.30)	$0.46	$0.48	$1.25

Weighted-average common shares outstanding:
Basic	54,003	49,135	51,159	48,973

Diluted	54,003	49,724	51,683	49,663

Cash dividends declared per share:	$0.10	$—	$0.30	$—

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2016		2015	% Change	2016		2015	% Change
Fee Revenue:
Executive recruitment:
North America	$93,520		$78,026	20%	$276,667		$243,055	14%
EMEA	35,498		36,816	(4%)	108,158		113,788	(5%)
Asia Pacific	19,094		20,924	(9%)	59,307		61,615	(4%)
South America	6,541		7,713	(15%)	19,083		22,366	(15%)

Total executive recruitment	154,653		143,479	8%	463,215		440,824	5%
Hay Group	140,508		64,313	118%	283,350		194,269	46%
Futurestep	48,997		41,753	17%	145,587		121,342	20%

Total fee revenue	344,158		249,545	38%	892,152		756,435	18%
Reimbursed out-of-pocket engagement expenses	14,721		9,326	58%	37,401		27,478	36%

Total revenue	$358,879		$258,871	39%	$929,553		$783,913	19%

		Margin		Margin		Margin		Margin
Operating (Loss) Income:
Executive recruitment:
North America	$28,957	31.0%	$22,673	29.1%	$80,524	29.1%	$60,788	25.0%
EMEA	1,707	4.8%	5,073	13.8%	14,912	13.8%	13,337	11.7%
Asia Pacific	2,775	14.5%	4,096	19.6%	9,668	16.3%	10,042	16.3%
South America	1,166	17.8%	1,741	22.6%	3,644	19.1%	3,513	15.7%

Total executive recruitment	34,605	22.4%	33,583	23.4%	108,748	23.5%	87,680	19.9%
Hay Group	(21,559)	(15.3%)	8,577	13.3%	(6,286)	(2.2%)	19,799	10.2%
Futurestep	6,630	13.5%	5,760	13.8%	19,715	13.5%	14,367	11.8%
Corporate	(33,743)		(14,993)		(74,327)		(35,910)

Total operating (loss) income	$(14,067)	(4.1%)	$32,927	13.2%	$47,850	5.4%	$85,936	11.4%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	April 30,
	2016	2015
	(unaudited)
ASSETS
Cash and cash equivalents	$207,342	$380,838
Marketable securities	9,118	25,757
Receivables due from clients, net of allowance for doubtful accounts of $11,775 and $9,958 respectively	330,687	188,543
Income taxes and other receivables	32,549	10,966
Prepaid expenses and other assets	43,157	31,054

Total current assets	622,853	637,158

Marketable securities, non-current	126,820	118,819
Property and equipment, net	90,150	62,088
Cash surrender value of company owned life insurance policies, net of loans	104,837	102,691
Deferred income taxes	61,448	59,841
Goodwill	575,112	254,440
Intangible assets, net	238,889	47,901
Investments and other assets	53,191	34,863

Total assets	$1,873,300	$1,317,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$25,656	$19,238
Income taxes payable	2,612	3,813
Compensation and benefits payable	213,599	219,364
Term loan	31,034	—
Other accrued liabilities	155,100	63,595

Total current liabilities	428,001	306,010

Deferred compensation and other retirement plans	203,378	173,432
Term loan, non-current	116,466	—
Deferred tax liability	57,985	—
Other liabilities	36,756	23,110

Total liabilities	842,586	502,552

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 69,951 and 62,863 shares issued and 57,270 and 50,573 shares outstanding, respectively	697,397	463,839
Retained earnings	401,032	392,033
Accumulated other comprehensive loss, net	(67,715)	(40,623)

Total stockholders’ equity	1,030,714	815,249

Total liabilities and stockholders’ equity	$1,873,300	$1,317,801

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	January 31, 2016			January 31, 2015
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$344,158	$5,871	$350,029	$249,545		$249,545
Reimbursed out-of-pocket engagement expenses	14,721		14,721	9,326		9,326

Total revenue	358,879	5,871	364,750	258,871	—	258,871

Compensation and benefits	242,429	(12,716)	229,713	164,802		164,802
General and administrative expenses	57,395	(9,175)	48,220	36,767	(445)	36,322
Reimbursed expenses	14,721		14,721	9,326		9,326
Cost of services	17,494		17,494	8,653		8,653
Depreciation and amortization	10,330		10,330	6,814		6,814
Restructuring charges (recoveries), net	30,577	(30,577)	—	(418)	418	—

Total operating expenses	372,946	(52,468)	320,478	225,944	(27)	225,917

Operating (loss) income	(14,067)	58,339	44,272	32,927	27	32,954

Other loss, net	(7,092)		(7,092)	(1,478)		(1,478)
Interest (expense) income, net	(372)		(372)	288		288

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(21,531)	58,339	36,808	31,737	27	31,764
Equity in earnings of unconsolidated subsidiaries	181		181	778		778
Income tax (benefit) provision (1) (2)	(5,355)	13,590	8,235	9,576	8	9,584

Net (loss) income	$(15,995)	$44,749	$28,754	$22,939	$19	$22,958

(Loss) earnings per common share:
Basic	$(0.30)		$0.53	$0.46		$0.46

Diluted	$(0.30)		$0.52	$0.46		$0.46

Weighted-average common shares outstanding:
Basic	54,003		54,003	49,135		49,135

Diluted	54,003		54,433	49,724		49,724

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 22% and 30% for the as adjusted amounts for the three months ended January 31, 2016 and 2015, respectively.
(2)	The three months ended January 31, 2016 includes the tax effect on restructuring charges, net, integration/acquisition costs and deferred revenue adjustment associated with the acquisition of Hay Group and separation costs, while the three months ended January 31, 2015 includes the tax effect on restructuring charges, net and acquisition costs.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended			Nine Months Ended
	January 31, 2016			January 31, 2015
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$892,152	$5,871	$898,023	$756,435	$—	$756,435
Reimbursed out-of-pocket engagement expenses	37,401		37,401	27,478		27,478

Total revenue	929,553	5,871	935,424	783,913	—	783,913

Compensation and benefits	610,493	(16,355)	594,138	508,564		508,564
General and administrative expenses	139,449	(18,204)	121,245	104,280	(445)	103,835
Reimbursed expenses	37,401		37,401	27,478		27,478
Cost of services	38,850		38,850	27,824		27,824
Depreciation and amortization	24,933		24,933	20,363		20,363
Restructuring charges, net	30,577	(30,577)	—	9,468	(9,468)	—

Total operating expenses	881,703	(65,136)	816,567	697,977	(9,913)	688,064

Operating income	47,850	71,007	118,857	85,936	9,913	95,849

Other (loss) income, net	(9,812)		(9,812)	3,061		3,061
Interest expense, net	(1,215)		(1,215)	(1,426)		(1,426)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	36,823	71,007	107,830	87,571	9,913	97,484
Equity in earnings of unconsolidated subsidiaries	1,446		1,446	1,696		1,696
Income tax provision (1) (2)	13,211	17,973	31,184	26,392	2,950	29,342

Net income	$25,058	$53,034	$78,092	$62,875	$6,963	$69,838

Earnings per common share:
Basic	$0.49		$1.51	$1.27		$1.41

Diluted	$0.48		$1.50	$1.25		$1.39

Weighted-average common shares outstanding:
Basic	51,159		51,159	48,973		48,973

Diluted	51,683		51,683	49,663		49,663

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 29% and 30% for the as adjusted amounts for the nine months ended January 31, 2016 and 2015, respectively.
(2)	The nine months ended January 31, 2016 includes the tax effect on restructuring charges, net, integration/acquisition costs and deferred revenue adjustment associated with the acquisition of Hay Group and separation costs, while the nine months ended January 31, 2015 includes the tax effect on restructuring charges, net and acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET (LOSS) INCOME AND OPERATING (LOSS) INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2016
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$93,520	$35,498	$19,094	$6,541	$154,653	$140,508	$48,997	$—	$344,158

Net loss									$(15,995)
Other loss, net									7,092
Interest expense, net									372
Equity in earnings of unconsolidated subsidiaries, net									(181)
Income tax benefit									(5,355)

Operating income (loss)	$28,957	$1,707	$2,775	$1,166	$34,605	$(21,559)	$6,630	$(33,743)	(14,067)
Depreciation and amortization	812	213	235	73	1,333	6,722	609	1,666	10,330
Other (loss) income, net	(330)	77	(114)	9	(358)	143	79	(6,956)	(7,092)
Equity in earnings of unconsolidated subsidiaries, net	26	—	—	—	26	—	—	155	181

EBITDA	29,465	1,997	2,896	1,248	35,606	(14,694)	7,318	(38,878)	(10,648)

EBITDA margin	31.5%	5.6%	15.2%	19.1%	23.0%	(10.5%)	14.9%		(3.1%)

Restructuring charges, net	484	5,866	577	328	7,255	23,241	—	81	30,577
Integration/acquisition costs	—	—	—	—	—	8,413	—	12,734	21,147
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,871	—	—	5,871
Separation costs	—	—	—	—	—	—	—	744	744

Adjusted EBITDA	$29,949	$7,863	$3,473	$1,576	$42,861	$22,831	$7,318	$(25,319)	$47,691

Adjusted EBITDA margin	32.0%	22.2%	18.2%	24.1%	27.7%	15.6%	14.9%		13.6%

	Three Months Ended January 31, 2015
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$78,026	$36,816	$20,924	$7,713	$143,479	$64,313	$41,753	$—	$249,545

Net income									$22,939
Other loss, net									1,478
Interest income, net									(288)
Equity in earnings of unconsolidated subsidiaries, net									(778)
Income tax provision									9,576

Operating income (loss)	$22,673	$5,073	$4,096	$1,741	$33,583	$8,577	$5,760	$(14,993)	32,927
Depreciation and amortization	867	431	216	79	1,593	3,317	469	1,435	6,814
Other (loss) income, net	(225)	24	25	41	(135)	(156)	4	(1,191)	(1,478)
Equity in earnings of unconsolidated subsidiaries, net	103	—	—	—	103	—	—	675	778

EBITDA	23,418	5,528	4,337	1,861	35,144	11,738	6,233	(14,074)	39,041

EBITDA margin	30.0%	15.0%	20.7%	24.1%	24.5%	18.3%	14.9%		15.7%

Restructuring recoveries, net	—	—	—	(148)	(148)	—	(270)	—	(418)
Acquisition costs	—	—	—	—	—	—	—	445	445

Adjusted EBITDA	$23,418	$5,528	$4,337	$1,713	$34,996	$11,738	$5,963	$(13,629)	$39,068

Adjusted EBITDA margin	30.0%	15.0%	20.7%	22.2%	24.4%	18.3%	14.3%		15.7%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2016
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$276,667	$108,158	$59,307	$19,083	$463,215	$283,350	$145,587	$—	$892,152

Net income									$25,058
Other loss, net									9,812
Interest expense, net									1,215
Equity in earnings of unconsolidated subsidiaries, net									(1,446)
Income tax provision									13,211

Operating income (loss)	$80,524	$14,912	$9,668	$3,644	$108,748	$(6,286)	$19,715	$(74,327)	47,850
Depreciation and amortization	2,471	810	704	224	4,209	14,058	1,772	4,894	24,933
Other (loss) income, net	(425)	227	(102)	281	(19)	(737)	87	(9,143)	(9,812)
Equity in earnings of unconsolidated subsidiaries, net	252	—	—	—	252	—	—	1,194	1,446

EBITDA	82,822	15,949	10,270	4,149	113,190	7,035	21,574	(77,382)	64,417

EBITDA margin	29.9%	14.7%	17.3%	21.7%	24.4%	2.5%	14.8%		7.2%

Restructuring charges, net	484	5,866	577	328	7,255	23,241	—	81	30,577
Integration/acquisition costs	—	—	—	—	—	12,052	—	21,763	33,815
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,871	—	—	5,871
Separation costs	—	—	—	—	—	—	—	744	744

Adjusted EBITDA	$83,306	$21,815	$10,847	$4,477	$120,445	$48,199	$21,574	$(54,794)	$135,424

Adjusted EBITDA margin	30.1%	20.2%	18.3%	23.5%	26.0%	16.7%	14.8%		15.1%

	Nine Months Ended January 31, 2015
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$243,055	$113,788	$61,615	$22,366	$440,824	$194,269	$121,342	$—	$756,435

Net income									$62,875
Other income, net									(3,061)
Interest expense, net									1,426
Equity in earnings of unconsolidated subsidiaries, net									(1,696)
Income tax provision									26,392

Operating income (loss)	$60,788	$13,337	$10,042	$3,513	$87,680	$19,799	$14,367	$(35,910)	85,936
Depreciation and amortization	2,662	1,366	771	249	5,048	9,848	1,374	4,093	20,363
Other income (loss), net	98	69	283	87	537	(111)	27	2,608	3,061
Equity in earnings of unconsolidated subsidiaries, net	281	—	—	—	281	—	—	1,415	1,696

EBITDA	63,829	14,772	11,096	3,849	93,546	29,536	15,768	(27,794)	111,056

EBITDA margin	26.3%	13.0%	18.0%	17.2%	21.2%	15.2%	13.0%		14.7%

Restructuring charges, net	1,151	3,987	17	229	5,384	2,758	1,154	172	9,468
Acquisition costs	—	—	—	—	—	—	—	445	445

Adjusted EBITDA	$64,980	$18,759	$11,113	$4,078	$98,930	$32,294	$16,922	$(27,177)	$120,969

Adjusted EBITDA margin	26.7%	16.5%	18.0%	18.2%	22.4%	16.6%	13.9%		16.0%